UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017

HCi Viocare
Exact name of registrant as specified in its charter
Nevada	000-53089	30-0428006
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Kintyre House, 209 Govan Road, Glasgow, Scotland	G51 1 HJ
(Address of principal executive offices)	(Zip Code)

+44 141 3700321
Registrant's telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1.        REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.                ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As used in this Current Report on Form 8-K, unless otherwise stated, all references to the "Company", "we," "our" and "us" refer to HCi Viocare.

Entry into Joint Venture Agreement

Effective July 19, 2017, HCi Viocare Clinics UK Limited ( a wholly owned subsidiary of the Company) and Tharawat Holdings Company ("Tharawat"), a company incorporated under the laws of Saudi Arabia, entered into a Joint Venture agreement for the formation of a company in the Kingdom of Saudi Arabia, with the purpose of setting up a network of Prosthetics and Orthotics centres throughout the Middle East.

The agreement foresees the establishment of Prosthetics and Orthotics centres throughout the agreed territory, with a total annual capacity of 10,000 amputees and 30,000 orthotic clients, as per International Society for Prosthetics and Orthotics ("ISPO") standards.

Under the terms of the agreement, the Joint Venture Company will be fully funded by Tharawat and will be initially owned 90% by Tharawat Holdings Company and 10% by HCi Viocare Clinics UK, with the provision for HCi Viocare's share to be increased to 20% upon meeting specific targets of the business plan.

Additionally, HCi Viocare will also be compensated for the management of the clinics at a rate of 5% of the net profits of the clinics, on a per-country basis.

A copy of the Joint Venture Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

SECTION 9.          FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

 (d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Joint Venture Agreement between HCi Viocare Clinics UK Limited and Tharawat Holdings Company	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HCi Viocare

Dated: July 28, 2017	By:	/s/ Sotirios Leontaritis
	Name:	Sotirios Leontaritis
	Title:	President, Treasurer, CEO, and Director